                                                                      EXHIBIT 99


                             RIVERWOOD HOLDING, INC.
            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)


                                                                         Coated         Container-
                                                                          Board            board         Corporate          Total
                                                                        ----------      ----------       ----------       ----------
THIRD QUARTER 2001:
   Income (Loss) from Operations                                        $   49,218      $   (3,970)      $   (5,132)      $   40,116
   Add:  Depreciation and amortization                                      27,201           3,026            1,751           31,978
         Dividends from equity investments                                      --              --               --               --
         Other non-cash charges (A)                                              8            (203)           1,200            1,005
                                                                        ----------      ----------       ----------       ----------

EBITDA (B)                                                              $   76,427      $   (1,147)      $   (2,181)      $   73,099
                                                                        ==========      ==========       ==========       ==========

THIRD QUARTER 2000:
   Income (Loss) from Operations                                        $   41,584      $    1,495       $   (5,536)      $   37,543
   Add:  Depreciation and amortization                                      32,041           3,979            1,898           37,918
         Dividends from equity investments                                      --              --              696              696
         Other non-cash charges (A)                                          2,993             516              910            4,419
                                                                        ----------      ----------       ----------       ----------
EBITDA (B)                                                              $   76,618      $    5,990       $   (2,032)      $   80,576
                                                                        ==========      ==========       ==========       ==========

FIRST NINE MONTHS 2001:
   Income (Loss) from Operations                                        $  118,545      $  (10,471)      $  (20,223)      $   87,851
   Add:  Depreciation and amortization                                      88,531          10,402            5,386          104,319
         Dividends from equity investments                                      --              --              710              710
         Other non-cash charges (A)                                          5,927             208            5,390           11,525
                                                                        ----------      ----------       ----------       ----------

EBITDA (B)                                                              $  213,003      $      139       $   (8,737)      $  204,405
                                                                        ==========      ==========       ==========       ==========

FIRST NINE MONTHS 2000:
   Income (Loss) from Operations                                        $  118,923      $    3,374       $  (17,309)      $  104,988
   Add:  Depreciation and amortization                                      94,997          12,455            5,593          113,045
         Dividends from equity investments                                      --              --            2,798            2,798
         Other non-cash charges (A)                                          4,474             726            3,506            8,706
                                                                        ----------      ----------       ----------       ----------
EBITDA (B)                                                              $  218,394      $   16,555       $   (5,412)      $  229,537
                                                                        ==========      ==========       ==========       ==========

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation.


                                       33